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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           Date of Report: MAY 7, 2003
                  Date of Earliest Event Reported: MAY 5, 2003

                            LIBERTY MEDIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

               0-20421                              84-1288730
     (Commission File Number)          (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400

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ITEM 5. OTHER EVENTS.

     On May 5, 2003, Liberty Media Corporation, a Delaware corporation (the
"Company"), entered into an Eleventh Supplemental Indenture, dated as of May 5, 2003 (the "Eleventh Supplement"), to the Indenture, dated as of July 7, 1999, as supplemented by the First Supplemental Indenture, dated as of July 7, 1999, the Second Supplemental Indenture, dated as of November 16, 1999, the Third
Supplemental Indenture, dated as of February 2, 2000, the Fourth Supplemental
Indenture, dated as of February 10, 2000, the Fifth Supplemental Indenture, dated as of January 11, 2001, the Sixth Supplemental Indenture, dated as of March 8, 2001, the Eighth Supplemental Indenture, dated as of December 3, 2001, the Ninth Supplemental Indenture, dated as of June 13, 2002, and the Tenth
Supplemental Indenture, dated as of March 26, 2003 (as so supplemented, the "Indenture"). The Eleventh Supplement authorized the issuance of $1,000,000,000 aggregate original principal amount of the Company's 5.70% Senior Notes due 2013
(the "Notes"). On May 5, 2003, the Company sold the Notes to a syndicate of purchasers in a registered offering under the Company's effective shelf registration statement on Form S-3 (File No. 333-66034). A copy of the Eleventh
Supplement is filed as Exhibit 99.1 to this Current Report, and the foregoing description of the Eleventh Supplement is qualified in its entirety by the complete text thereof.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     None.

(b)  PRO FORMA FINANCIAL INFORMATION.

     None.

(c)  EXHIBITS.

     99.1 Eleventh Supplemental Indenture, dated as of May 5, 2003, between the
          Company and The Bank of New York.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2003

                                        LIBERTY MEDIA CORPORATION

                                        By: /s/ Christopher W. Shean
                                            -------------------------------
                                            Name:  Christopher W. Shean
                                            Title: Senior Vice President
                                                     and Controller

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                                  EXHIBIT INDEX

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
EXHIBIT   DESCRIPTION
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
99.1      Eleventh Supplemental Indenture, dated as of May 5, 2003, between the
          Company and The Bank of New York.